UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2017
EMCOR Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8267	11-2125338
(Commission File Number)	(I.R.S. Employer Identification No.)

301 Merritt Seven, Norwalk, CT	06851-1092
(Address of Principal Executive Offices)	(Zip Code)

(203) 849-7800

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.04.   Mine Safety - Reporting of Shutdowns and Patterns of Violations.

On August 1, 2017, the Department of Labor's Mine Safety and Health Administration ("MSHA") issued to MOR PPM, Inc. ("PPM"), an indirect subsidiary of EMCOR Group, Inc., an imminent danger order (the "Order") under Section 107(a) of the Federal Mine Safety and Health Act of 1977 at the Smart Sand, Inc. sand mine, in Monroe County, Wisconsin.  The Order was issued when PPM employees were observed working adjacent to what an MSHA inspector alleged were unprotected ventilation openings in the floor of a Rotex Screen which the inspector deemed to be tripping hazards.  There were no injuries and PPM took immediate corrective action, and the Order was terminated by MSHA immediately after it was issued. PPM disagrees that an imminent danger existed and is considering its legal options to contest the Order, including but not limited to further informal review with MSHA and litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCOR GROUP, INC.

Date: August 3, 2017	By:	/s/ R. Kevin Matz
Name: R. Kevin Matz Title: Executive Vice President - Shared Services